Exhibit 23
Consent of Independent Registered Public Accounting Firm

To the Board of Directors of General Dynamics Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-101634, 333-107901, 333-116071, 333-139518, 333-159038, 333-159045, 333-181124, 333-186575 and 333-186578) on Forms S-8 and registration statement No. 333-178406 on Form S-3 of General Dynamics Corporation of our reports dated February 7, 2014, with respect to:

•
the consolidated balance sheets of General Dynamics Corporation as of December 31, 2012 and 2013, and the related consolidated statements of earnings (loss), comprehensive income (loss), cash flows, and shareholders’ equity for each of the years in the three-year period ended December 31, 2013, and

•	the effectiveness of internal control over financial reporting as of December 31, 2013,

which reports appear in the December 31, 2013 annual report on Form 10-K of General Dynamics Corporation.

/s/ KPMG LLP

McLean, Virginia
February 7, 2014